                                                                      EXHIBIT 11

                            LIST OF BANK ACCOUNTS


BANK                           ACCOUNT NAME                     ACCOUNT NUMBER
----                           ------------                     --------------
Bank One, Milwaukee            Gander Mountain Operating         2016-1665
111 E. Wisconsin Ave.
Milwaukee, WI                  Gander Mountain Disbursing        9210-0340

                               Gander Mountain Payroll           2071-1838

                               GRS, Inc. Operating               2082-1646

                               GRS, Inc. Disbursement            9210-3293

                               GMO, Inc. Operating               2086-6042

                               GMO, Inc. Disbursement            9210-3315

                               GMO, Inc. Payroll                 2086-6050

                               GRS, Inc.                         2056-8907

                               GRS, Inc. Payroll                 2082-1638

Richmond Bank                  Gander Mountain, Inc.             60442901
10910 Main Street              (outlet)
Richmond, IL
                               GRS, Inc.  (Retail)               60192200

                               GMO, Inc. (Refund)                11431500

Bank One, Appleton, NA         GRS, Inc.                         00107502
200 West College Ave.
Appleton, WI

Norwest Bank Wisconsin,        GRS, Inc.                         305197
Eau Claire, NA
Eau Claire, WI

Bank One, Madison              GRS, Inc.                         07373948
Madison, WI

BANK                                ACCOUNT NAME                 ACCOUNT NUMBER
----                                ------------                 --------------
Norwest Bank Minnesota North,       GRS, Inc.                    2015-8642
NA
Duluth Office
230 W. Superior Street
Duluth, MN

Firstar Bank Wausau, N.A.           GRS, Inc.                    124206

Norwest Bank Minnesota              GRS, Inc.                    4270274608
Central, N.A.
St. Cloud Office
400 S. First Street
St. Cloud, MN

Norwest Bank LaCrosse, N.A.         GRS, Inc.                    954613
305 Fifth Avenue South
LaCrosse, WI

NBD Bank                            GRS, Inc. (Merrillville)     185010152394
611 Woodward Avenue
Detroit, MI                         GRS, Inc. (Swartz Creek)     8819-93

                                    GRS, Inc. (Utica)            0028-72114

                                    GRS, Inc. (Grand Rapids)     11750-13

                                    GRS, Inc. (Saginaw)          11751-93

                                    GRS, Inc. (Taylor)           12093-83





                                       2